Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Wally Jones

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, Tennessee

(615) 251-0733

(Name, address and telephone number of agent for service)

U.S. Concrete, Inc.

and the Guarantors listed on Schedule A hereto

(Issuer with respect to the Securities)

Delaware	76-0586680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

331 North Main Street Euless, Texas	76039
(Address of Principal Executive Offices)	(Zip Code)

8.500% Senior Secured Notes Due 2018

Guarantees of 8.500% Senior Secured Notes Due 2018

(Title of the Indenture Securities)

SCHEDULE A

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Alberta Investments, Inc.	Texas	75-1941497
Alliance Haulers, Inc.	Texas	75-2683236
American Concrete Products, Inc.	California	94-2623187
Atlas Redi-Mix, LLC	Texas	27-0243123
Atlas-Tuck Concrete, Inc.	Oklahoma	73-0741542
Beall Concrete Enterprises, LLC	Texas	76-0643536
Beall Industries, Inc.	Texas	75-2052872
Beall Investment Corporation, Inc.	Delaware	51-0399865
Beall Management, Inc.	Texas	75-2879839
Bode Concrete LLC	California	05-0612900
Bode Gravel Co.	California	94-0330590
Breckenridge Ready Mix, Inc.	Texas	75-1172482
Central Concrete Supply Co., Inc.	California	94-1181859
Central Precast Concrete, Inc.	California	94-1459358
Concrete Acquisition IV, LLC	Delaware	27-1015720
Concrete Acquisition V, LLC	Delaware	27-1015777
Concrete Acquisition VI, LLC	Delaware	27-1015840
Concrete XXXIV Acquisition, Inc.	Delaware	20-4166167
Concrete XXXV Acquisition, Inc.	Delaware	20-4166206
Concrete XXXVI Acquisition, Inc.	Delaware	20-4166240
Eastern Concrete Materials, Inc.	New Jersey	22-1521165
Hamburg Quarry Limited Liability Company	New Jersey	27-0373592
Ingram Concrete, LLC	Texas	83-0486753
Kurtz Gravel Company	Michigan	38-1565952
Local Concrete Supply & Equipment, LLC	Delaware	26-3456597
Master Mix, LLC	Delaware	26-1668532
Master Mix Concrete, LLC	New Jersey	26-3800135
MG, LLC	Maryland	26-2169279
NYC Concrete Materials, LLC	Delaware	76-0630666
Pebble Lane Associates, LLC	Delaware	26-3456520
Redi-Mix Concrete, L.P.	Texas	20-0474765
Redi-Mix GP, LLC	Texas	none
Redi-Mix, LLC	Texas	83-0486751
Riverside Materials, LLC	Delaware	26-2863588
San Diego Precast Concrete, Inc.	Delaware	76-0616282
Sierra Precast, Inc.	California	94-2274227
Smith Pre-cast, Inc.	Delaware	76-0630673
Superior Concrete Materials, Inc.	District of Columbia	52-1046503
Titan Concrete Industries, Inc.	Delaware	76-0616374
USC Atlantic, Inc.	Delaware	20-4166002
USC Management Co., LLC	Delaware	27-1015638
USC Payroll, Inc.	Delaware	76-0630665
USC Technologies, Inc.	Delaware	20-4166055
U.S. Concrete On-Site, Inc.	Delaware	76-0630662
U.S. Concrete Texas Holdings, Inc.	Delaware	20-4166120

The address of each of the guarantors is c/o U.S. Concrete, Inc., 331 North Main Street, Euless, Texas 76039.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, Tennessee on the 21st of May, 2014.

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 2

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

February 27, 2013, I have hereunto
subscribed my name and caused my seal of
office to be affixed to these presents at the
U.S. Department of the Treasury, in the City
of Washington, District of Columbia.

/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 3

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

February 27, 2013, I have hereunto
subscribed my name and caused my seal of
office to be affixed to these presents at the
U.S. Department of the Treasury, in the City
of Washington, District of Columbia.

/s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 21, 2014

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2014

($000’s)

3/31/2014
Assets
Cash and Balances Due From	$7,390,563
Depository Institutions
Securities	84,977,518
Federal Funds	36,998
Loans & Lease Financing Receivables	234,549,731
Fixed Assets	4,726,552
Intangible Assets	13,234,790
Other Assets	22,187,278

Total Assets	$367,103,430
Liabilities
Deposits	$270,081,137
Fed Funds	3,856,384
Treasury Demand Notes	0
Trading Liabilities	422,782
Other Borrowed Money	35,507,326
Acceptances	0
Subordinated Notes and Debentures	4,623,000
Other Liabilities	11,663,853

Total Liabilities	$326,154,482
Equity
Common and Preferred Stock	18,200
Surplus	14,266,409
Undivided Profits	25,808,807
Minority Interest in Subsidiaries	$855,532

Total Equity Capital	$40,948,948
Total Liabilities and Equity Capital	$367,103,430